Exhibit 99.1

FDA Accepts CTD Holdings’ Drug Master File for Second-Generation Orphan Drug

File allows doctors and researchers to request FDA approval to use second-generation Trappsol(R) Cyclo(TM) to treat Niemann-Pick Type C disease

ALACHUA, FL  -- (Marketwired) – January 27, 2015 -- CTD Holdings, Inc. (OTCQB: CTDH), a family of biotechnology growth companies that distribute and manufacture cyclodextrin-based products, today announced that the U.S. Food and Drug Administration accepted CTD’s Type II Drug Master File No. 28889 covering its second-generation Trappsol(R) Cyclo(TM) orphan drug product.

The file allows clinicians and researchers to cite the drug in Investigational New Drug applications (INDs) and request FDA approval for compassionate use treatment of Niemann-Pick Type C, a genetic disease that is often fatal in young children.

"This Drug Master File is the result of work that began in 2012, and it lays the foundation for building our clinical program and expanding availability of this important treatment for Niemann-Pick Type C,” said Dr. Jeffrey Tate, President and CEO of CTD.

First-generation Trappsol(R) Cyclo(TM) is in powder form. Second-generation Trappsol(R) Cyclo(TM) is a proprietary, ready-to-use sterile liquid solution that improves safety, enables precise dosing, and allows treatment without the services of a compounding pharmacist. CTD’s Sphingo Biotechnology division will provide the drug to physicians and researchers whose INDs have received FDA approval. The product is being used under similar regulatory regimens in Europe and South America to treat Niemann-Pick Type C.

About the Company:
CTD Holdings, Inc. is a family of biotechnology growth companies based on cyclodextrin chemistry. Its individual divisions distribute and manufacture the trademarked Trappsol(R) and Aquaplex(R) cyclodextrins, cyclodextrin derivatives, and cyclodextrin complexes for biotechnology and life science companies involved in research, pharmaceutical, medical device, cosmetics and nutrition markets. Sphingo Biotechnology, Inc. is developing Trappsol(R) Cyclo(TM), an orphan drug designated product, for the treatment of Niemann Pick Type C, a rare and fatal genetic disease in young children. NanoSonic Products, Inc. operates the world's only cGMP pulse drying facility for the production of ultra-pure cyclodextrin derivatives and pharmaceutical grade Aquaplex(R) cyclodextrin complexes. CTD, Inc. supplies cyclodextrins to biotechnology and life science researchers around the globe from the world's largest catalog of cyclodextrins. The companies offer a wide variety of cyclodextrin related manufacturing services to worldwide customers, including custom formulation, manufacturing, and commercial scale supply of pharmaceutical grade cyclodextrin complexes. For additional information, visit the Company's websites: www.ctd-holdings.com and www.cyclodex.com

Safe Harbor Statement:
This press release contains “forward-looking statements” about the Company’s current expectations about future results, performance, prospects and opportunities, including statements about the potential future benefits of the Drug Master File submission, the use of the Drug Master File in future Investigational New Drug applications, or the potential future use of Trappsol(R) Cyclo(TM) for the treatment of Niemann-Pick Type C disease. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the Company's future performance include the Company's ability to obtain additional capital to expand operations as planned, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing food and pharmaceutical grade products. These and other risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's reports on Forms 10-K and 10-Q. Unless required by law, the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Contact:
Sitrick And Company
Wendy Tanaka
(415) 369-8447
wtanaka@sitrick.com

Thomas Mulligan
(212) 573-6100, Ext. 395
tmulligan@sitrick.com

Source: CTD Holdings, Inc.